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                                                                EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement made and entered into as of the 5th day of November , 1999, by and between INTERLIANT, Inc. (formerly Sage Networks, Inc.), a Delaware corporation, having a place of business at Two Manhattanville Road, Purchase, NY 10577 ("Employer"), and, William A. Wilson, having an address at 31 Millwood Road (mailing address: P.O. Box 1425), Wolfeboro, NH 03894-1425 ("Employee").


                                  WITNESSETH:
                                  -----------


     WHEREAS, Employer is engaged in the Internet hosting and related services business; and

     WHEREAS, Employer desires to employ Employee as Chief Financial Officer of Employer, and Employee desires to be so employed by Employer, all pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


1.  EMPLOYMENT:  DUTIES
    -------------------

          (a) Employer hereby agrees to employ Employee, and Employee hereby agrees to accept employment during the term hereof as Chief Financial Officer of Employer, and shall perform such services as are customarily performed by persons holding such office and shall be subject at all times to the direction of the designee of the Board of Directors of Employer. Nothing herein contained shall be construed as, including, but not limited to (i) preventing Employee
from   investing his personal assets in any business, provided such business venture or business does not compete with Employer or conflict with Employee's duties and obligations as an officer and director of the Employer, or (ii) preventing Employee from purchasing securities in any corporation whose securities are regularly publicly traded, if such purchases shall not result in his owning beneficially at any time 5% or more of the equity securities of any corporation engaged in a business which is competitive to that of Employer.

2.  TERM
    ----

          Employee's employment hereunder shall be for a term commencing November 5, 1999 and ending on November 5, 2001. The Agreement shall be automatically extended from month to month thereafter unless either party gives not less than thirty (30) days written notice to the other that such party elects to have the Agreement terminated effective at the end of the initial or then current renewal term.
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3.  COMPENSATION
    ------------

           (a) As compensation for the performance of his duties on behalf of Employer, Employer shall pay Employee a salary at the rate of Two Hundred Thousand Dollars ($200,000.00) per annum, or at a rate as adjusted from time to time to reflect changes in Employee's compensation, payable in installments in accordance with the usual practice of the Employer.

           (b) Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder upon presentation by Employee of the details of vouchers for such expenses in accordance with customary Employer practice.

           (c) Employee shall be entitled to participate in all retirement, life insurance, medical insurance, disability insurance, vacation, savings and other employee benefit plans generally available to the senior officers of the Company, so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code of 1986, as amended, and ERISA).


4.  NON-COMPETITION
    ---------------

           (a) During the term of this Agreement and for a period of twenty-four
(24) months from the date of termination of his employment hereunder for whatever reason, Employee agrees that he will not solicit any customers who are presently or may hereafter become customers of Employer unless such solicitation is entirely unrelated to Employer's business, or compete in any way with Employer alone or together with others in which Employer is engaged in business at the time of termination of employment.

           (b) Subsequent to the expiration or termination of this Agreement, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit the employees or Employer.

           (c) During the term of this Agreement and for a period of twenty-four
(24) months from the date of termination of his employment hereunder for whatever reason, Employee will not disclose or use or enable anyone else to use any information or data which may be obtained by him or available to him during the term of employment.

           (d) In the event that Employee breaches any provisions of this paragraph or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Employee shall not urge as a defense that there is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.

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           (e) The existence of any claim or cause of action by Employee against
Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.


5.   TERMINATION
     -----------

           (a) Anything to the contrary notwithstanding, this Agreement shall terminate 30 days after the Employee's (i) death or (ii) disability for a period of not less than twenty-six consecutive weeks; provided, however, that the provisions of Section 6 hereof shall remain in full force and effect through the end of the term hereof.

           (b) Employee's employment hereunder may also be terminated by the Employer before the expiration of the term hereof only for cause as herein defined. "Cause" shall mean only one or both of the following occurrences:


               (i) The Employee's conviction of a felony by a court of competent jurisdiction (which conviction, through lapse of time or otherwise, is not subject to appeal); or

               (ii) The Employee's commission of an act of fraud or embezzlement upon the Employer.


6.  SEVERANCE
    ---------

          In the event of termination of employment of Employee by Employer before the expiration of the term hereof, except when such termination is in accordance with the provisions of paragraph 5(a) or 5(b) hereof, Employer will provide Employee with severance pay in an amount equal to two times Employee's annual compensation, which shall be payable in a lump sum, discounted based on the prime rate of Chase Bank then in effect, which lump sum shall be payable within 30 days of the date of termination. Employer shall also continue to provide to Employee the retirement benefits, life insurance, medical insurance and disability insurance pursuant to Section 3(d) through the end of the term hereof.

          In the event of termination of employment of Employee before the expiration of the term hereof pursuant to the provisions of paragraph 5(a) hereof, Employer will: (i) provide Employee (or Employee's estate) with severance pay in an amount equal to two years' annual compensation, which shall be payable in a lump sum, discounted based on the prime rate of Chase Bank then in effect, which lump sum shall be payable within 30 days of the date of termination; (ii) continue to provide to Employee the retirement benefits, life insurance, medical insurance and disability insurance

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pursuant to Section 3(d) through the end of the term hereof; and (iii) continue to provide Employee's spouse and minor children with medical benefits pursuant to Section 3(d) through the end of the term hereof.


7.  NOTICES
    -------

           All notices hereunder shall be in writing and shall be delivered in person or given by registered or certified mail, postage prepaid, and sent to the parties at the respective addresses above set forth. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided.


8.  SEVERABILITY OF PROVISIONS
    --------------------------

           If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


9.  GOVERNING LAW
    -------------

           This Agreement shall be construed and governed by the laws of the State of New York.


10.  NON-WAIVER
     ----------

           The failure of either party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of future compliance therewith.


11.  ENTIRE AGREEMENT; MODIFICATION
     ------------------------------

           This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.


12.  NON-ASSIGNMENT; SUCCESSORS
     --------------------------

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           Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer upon any sale of all or substantially all of the Employer's assets, or upon any merger, consolidation or reorganization of the Employer with or into any other corporation, all as though such successors and assigns of the Employer and their respective successors and assigns were the Employer; and (ii) this Agreement shall insure to the benefit of and be binding upon the heirs, assigns or designees of the Employee to the extent of any payments due to them hereunder. As used in this Agreement, the term "Employer" shall be deemed to refer to any such successor or assign of the Employer referred to in the preceding sentence.


13.  COUNTERPARTS
     ------------

           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                         INTERLIANT, INC.,
                                         Employer



                                         By: /s/ James M. Lidestri
                                             ---------------------
                                             James M. Lidestri
                                             President



                                         /s/ William A. Wilson
                                         ---------------------
                                         William A. Wilson


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